Consent of Independent Registered Public Accounting Firm

We hereby consent to the  incorporation by reference in the  Registration  Statements on Form S-8, as listed below, of Edison International of our report dated June 27, 2005 of the Edison 401 (k) Savings Plan:

          Registration Form                 File No.                   Effective Date
          -----------------------------     --------------------       ---------------------------

          Form S-8                          333-115802                 May 24, 2004
          Form S-8                          333-101038                 November 6, 2002
          Form S-8                          333-74240                  November 30, 2001

/s/ BDO Seidman, LLP
Los Angeles, California
June 27, 2005